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                                                                      Exhibit 11






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                 LEHMAN BROTHERS HOLDINGS INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                      Three months     Three months       Eight months     Nine months
                                                         ended            ended               ended           ended
                                                       August 31,      September 30,        August 31,    September 30,
                                                          1994             1993                1994            1993
                                                       --------------  ----------------  ---------------  ---------------
PRIMARY:
Weighted average shares outstanding:
  Common stock                                        105,555,348       105,608,423       105,588,233     105,608,423
  Common stock equivalents:
     Restricted stock units                             3,559,208            73,056         1,392,916          73,056
                                                      -----------       -----------       -----------     -----------
  Total common stock and common stock equivalents     109,114,556       105,681,479       106,981,149     105,681,479
                                                      ===========       ===========       ===========     ===========

Income (loss) from continuing operations before
  before cumulative effect of change in accounting
  principle                                                 $22.0            $113.8             $79.7         $(405.4)
Net income from discontinued operations                                                                         189.4
Cumulative effect of change in accounting principle                                             (12.7)
                                                      -----------       -----------       -----------     -----------
Net income (loss)                                            22.0             113.8              67.0          (216.0)
Preferred dividends                                         (11.0)            (12.0)            (27.0)          (36.0)
                                                      -----------       -----------       -----------     -----------
Net income (loss) applicable to common stock                $11.0            $101.8             $40.0         $(252.0)
                                                      ===========       ===========       ===========     ===========

EARNINGS PER SHARE:
Income (loss) from continuing operations before
  cumulative effect of change in accounting
    principle                                                $.10              $.96              $.49          $(4.17)
Discontinued operations                                                                                          1.79

Cumulative effect of change in accounting principle                                              (.12)
                                                      -----------       -----------       -----------     -----------
Earnings per common share                                    $.10              $.96              $.37          $(2.38)
                                                      ===========       ===========       ===========     ===========

FULLY DILUTED:
Weighted average shares outstanding:
  Common stock                                        105,555,348       105,608,423       105,588,233     105,608,423
  Common stock equivalents:
     Restricted stock units                             3,559,208            73,056         1,392,916          73,056
                                                      -----------       -----------       -----------     -----------
  Total common stock and common stock equivalents     109,114,556       105,681,479       106,981,149     105,681,479
                                                      ===========       ===========       ===========     ===========

Income (loss) from continuing operations before
  before cumulative effect of change in accounting
  principle                                                 $22.0            $113.8             $79.7         $(405.4)
Net income from discontinued operations                                                                         189.4
Cumulative effect of change in accounting principle                                             (12.7)
                                                      -----------       -----------       -----------     -----------
Net income (loss)                                            22.0             113.8              67.0          (216.0)
Preferred dividends                                         (11.0)            (12.0)            (27.0)          (36.0)
                                                      -----------       -----------       -----------     -----------
Net income (loss) applicable to common stock                $11.0            $101.8             $40.0         $(252.0)
                                                      ===========       ===========       ===========     ===========

EARNINGS PER SHARE:
Income (loss) from continuing operations before
  cumulative effect of change in accounting principle        $.10              $.96              $.49          $(4.17)
Discontinued operations                                                                                          1.79
Cumulative effect of change in accounting principle                                              (.12)
                                                      -----------       -----------       -----------     -----------
Earnings per common share                                    $.10              $.96              $.37          $(2.38)
                                                      ===========       ===========       ===========     ===========